Tyler Technologies Reports Earnings for First Quarter 2022
Total revenues grew 54.7% with organic revenue growth of 12.8%
PLANO, Texas – April 27, 2022 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2022.
First Quarter 2022 Financial Highlights:
•Both GAAP and non-GAAP total revenues were $456.1 million, up 54.7% from $294.8 million for the first quarter of 2021. On an organic basis, both GAAP and non-GAAP revenues grew 12.8%.
•Recurring revenues from maintenance and subscriptions were $362.5 million, up 63.6% from $221.6 million for the first quarter of 2021, and comprised 79.5% of first quarter 2022 revenue, up from 75.2% for the first quarter of 2021. On an organic basis, recurring revenues were $254.1 million, up 14.7%.
•Subscription revenue and software services revenue included a total of $20.6 million from NIC's TourHealth and COVID-related initiatives, the majority of which are currently expected to wind down by the third quarter of 2022.
•Operating income was $55.9 million, up 46.2% from $38.2 million for the first quarter of 2021. Non-GAAP operating income was $110.8 million, up 40.5% from $78.9 million for the first quarter of 2021.
•Net income was $40.0 million, or $0.94 per diluted share, up 8.1% from $37.0 million, or $0.88 per diluted share, for the first quarter of 2021. Non-GAAP net income was $80.9 million, or $1.90 per diluted share, up 34.7% from $60.0 million, or $1.43 per diluted share, for the first quarter of 2021.
•Cash flows from operations were $53.5 million, down 25.3% from $71.7 million for the first quarter of 2021. Free cash flow was $41.0 million, down 33.5% from $61.7 million for the first quarter of 2021.
•Adjusted EBITDA was $119.2 million, up 39.2% from $85.7 million for the first quarter of 2021.
•Software subscription arrangements comprised approximately 80% of the total new software contract value for the first quarter, compared to approximately 66% for the first quarter of 2021.
•Software subscription bookings for the first quarter added $16.2 million in annual recurring revenue.
•Annualized non-GAAP recurring revenues were $1.45 billion, up 63.6% from $886.4 million for the first quarter of 2021.
•Total backlog was $1.76 billion, up 13.8% from $1.55 billion at March 31, 2021.
•During the first quarter, Tyler completed the acquisition of US eDirect for a cash purchase price of approximately $117 million, net of cash acquired.
“Our first quarter results provided a very strong start to 2022,” said Lynn Moore, Tyler’s president and chief executive officer. Total revenues grew approximately 55% with the inclusion of NIC and other acquisitions, and organic revenue growth of nearly 13% was the highest in 20 quarters. Recurring revenues comprised

Tyler Technologies Reports Earnings
For First Quarter 2022
April 27, 2022

79.5% of total revenues, as subscription revenues grew 139.5% in total and 33.8% organically. This marked our 65th consecutive quarter of double-digit subscription revenue growth.
"Our NIC division continued to perform well in the first quarter, with core revenue growth of 13%, excluding COVID-related revenues, which were in line with expectations. NIC's growth was boosted by revenues from our new statewide payments contract in Florida, and in particular by revenues associated with corporate filings with the Department of State that are concentrated in the first quarter.
"We're pleased to see an acceleration in the shift of our new software contract mix from licenses to SaaS, as subscription agreements comprised 80% of our new software contract value. As expected, margins compressed compared to the first quarter of 2021, reflecting the inclusion of NIC's revenues, as well as expenses related to our transition to the cloud.
"Activity in the public sector market continues to be robust, and our bookings are indicative of both the positive market conditions and our strong competitive position. Bookings in the first quarter were approximately $419 million, up 70.1% over the first quarter of 2021. Excluding NIC, bookings grew 14.7%. For the trailing twelve months, bookings were approximately $1.9 billion, up 65%, and excluding NIC, were approximately $1.4 billion, growing 21.7%.
"We achieved very solid growth in the first quarter, even as we continue to accelerate our transition to the cloud. Our revised guidance for the year reflects our strong first quarter results and our current positive outlook for the remainder of 2022," concluded Moore.
Guidance for 2022
As of April 27, 2022, Tyler Technologies is providing the following guidance for the full year 2022:
•GAAP and non-GAAP total revenues are both expected to be in the range of $1.835 billion to $1.870 billion.
•Total revenues are expected to include approximately $40 million of COVID-related revenues from NIC's TourHealth and rent relief services. Revenues from TourHealth are currently expected to continue through the second quarter of 2022, while revenues from the rent relief program are expected to continue through the third quarter.
•GAAP diluted earnings per share are expected to be in the range of $3.92 to $4.08 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $7.48 to $7.64.
•Interest expense is expected to be approximately $23 million, including approximately $5 million of amortization of debt discounts and issuance costs. This represents an increase of approximately $3.4 million compared to our initial guidance, with an impact on non-GAAP diluted earnings per share of approximately $0.06 per share, based on current expectations for further rate hikes this year.
•Pretax non-cash, share-based compensation expense is expected to be approximately $108 million.
•Research and development expense is expected to be in the range of $98 million to $101 million.
•Fully diluted shares for the year are expected to be in the range of 42.5 million to 43.0 million shares.

Tyler Technologies Reports Earnings
For First Quarter 2022
April 27, 2022

•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 18.0% after discrete tax items, including approximately $19 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $62 million to $67 million, including approximately $36 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $145 million, including approximately $109 million from amortization of acquisition intangibles.
GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $108 million, amortization of acquired software and intangible assets of approximately $109 million, and acquisition-related costs of approximately $1 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $19 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.
Conference Call
Tyler Technologies will hold a conference call on Thursday, April 28, 2022 at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/sreg/10165058/f21927a028. Registered participants will receive an email with a calendar reminder and dial-in number and PIN that will allow them to listen to the call live.
Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through May 5, 2022. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 9235226.
The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 37,000 successful installations across more than 12,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list and Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Tyler Technologies Reports Earnings
For First Quarter 2022
April 27, 2022

Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and incremental costs associated with COVID-19.
Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our

Tyler Technologies Reports Earnings
For First Quarter 2022
April 27, 2022

operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)
Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com
22-23

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021

Software licenses and royalties	$16,506	$14,933
Subscriptions	245,443	102,479
Software services	61,497	47,640
Maintenance	117,029	119,112
Appraisal services	8,518	6,465
Hardware and other	7,115	4,173
Total revenues	456,108	294,802

Software licenses and royalties	2,609	1,236
Amortization of acquired software	13,221	7,964
Subscriptions, software services and maintenance	236,896	134,320
Appraisal services	5,936	4,617
Hardware and other	5,028	2,458
Total cost of revenues	263,690	150,595

Gross profit	192,418	144,207

Selling, general and administrative expenses	97,895	78,774
Research and development expense	23,941	21,813
Amortization of customer and trade name intangibles	14,714	5,412

Operating income	55,868	38,208

Interest expense	(4,804)	(478)
Other income, net	364	566
Income before income taxes	51,428	38,296
Income tax provision	11,444	1,320
Net income	$39,984	$36,976

Earnings per common share:
Basic	$0.97	$0.91
Diluted	$0.94	$0.88

Weighted average common shares outstanding:
Basic	41,364	40,611
Diluted	42,443	42,056

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
Reconciliation of non-GAAP gross profit and margin	2022	2021
GAAP gross profit	$192,418	$144,207
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	6,772	5,000
Add: Amortization of acquired software	13,221	7,964
Non-GAAP gross profit	$212,411	$157,171
GAAP gross margin	42.2%	48.9%
Non-GAAP gross margin	46.6%	53.3%

	Three Months Ended March 31,
Reconciliation of non-GAAP operating income and margin	2022	2021
GAAP operating income	$55,868	$38,208
Non-GAAP adjustments:
Add: Share-based compensation expense	25,279	25,724
Add: Employer portion of payroll tax related to employee stock transactions	712	767
Add: Acquisition related costs	1,031	813
Add: Amortization of acquired software	13,221	7,964
Add: Amortization of customer and trade name intangibles	14,714	5,412
Non-GAAP adjustments subtotal	54,957	40,680
Non-GAAP operating income	$110,825	$78,888
GAAP operating margin	12.2%	13.0%
Non-GAAP operating margin	24.3%	26.8%

	Three Months Ended March 31,
Reconciliation of non-GAAP net income and earnings per share	2022	2021
GAAP net income	$39,984	$36,976
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	54,957	40,680
Less: Tax impact related to non-GAAP adjustments	(14,088)	(17,634)
Non-GAAP net income	$80,853	$60,022
GAAP earnings per diluted share	$0.94	$0.88
Non-GAAP earnings per diluted share	$1.90	$1.43

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
Detail of share-based compensation expense	2022	2021
Subscriptions, software services and maintenance	$6,772	$5,000
Selling, general and administrative expenses	18,507	20,724
Total share-based compensation expense	$25,279	$25,724

	Three Months Ended March 31,
Reconciliation of EBITDA and adjusted EBITDA	2022	2021
GAAP net income	$39,984	$36,976
Amortization of customer and trade name intangibles	14,714	5,412
Depreciation and amortization included in cost of revenues, SG&A and other expenses	21,935	15,029
Amortization of debt discounts and issuance costs included in interest expense	1,132	—
Interest expense	3,681	379
Income tax provision (benefit)	11,444	1,320
EBITDA	$92,890	$59,116
Share-based compensation expense	25,279	25,724
Acquisition related costs	1,031	813
Adjusted EBITDA	$119,200	$85,653

	Three Months Ended March 31,
Reconciliation of free cash flow	2022	2021
Net cash provided by operating activities	$53,541	$71,703
Less: additions to property and equipment	(4,579)	(6,564)
Less: capitalized software development costs	(7,947)	(3,476)
Free cash flow	$41,015	$61,663

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$243,262	$309,171
Accounts receivable, net	501,200	521,059
Short-term investments	44,973	52,300
Prepaid expenses and other current assets	70,464	63,664
Income tax receivable	—	18,137
Total current assets	859,899	964,331

Accounts receivable, long-term portion	14,742	13,937
Operating lease right-of-use assets	42,369	39,720
Property and equipment, net	177,508	181,193

Other assets:
Software development costs, net	36,311	28,489
Goodwill	2,440,843	2,359,674
Other intangibles, net	1,072,479	1,052,493
Non-current investments	34,342	46,353
Other non-current assets	45,313	45,971
Total assets	$4,723,806	$4,732,161

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$269,222	$278,412
Operating lease liabilities	11,186	10,560
Current income tax payable	1,374	—
Deferred revenue	454,678	510,529
Current portion of term loans	30,000	30,000
Total current liabilities	766,460	829,501

Revolving line of credit	—	—
Term loans	698,988	718,511
Convertible senior notes due 2026, net	593,194	592,765
Deferred revenue, long-term	—	38
Deferred income taxes	230,292	228,085
Operating lease liabilities, long-term	38,403	36,336
Other long-term liabilities	8,735	2,893
Total liabilities	2,336,072	2,408,129

Shareholders' equity	$2,387,734	$2,324,032
Total liabilities and shareholders' equity	$4,723,806	$4,732,161

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$39,984	$36,976
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	38,149	21,100
Gains from sale of investments	(55)	—
Share-based compensation expense	25,279	25,724
Operating lease right-of-use assets expense	3,082	1,546
Deferred income tax benefit	(9,438)	(3,267)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(43,460)	(10,376)
Net cash provided by operating activities	53,541	71,703

Cash flows from investing activities:
Additions to property and equipment	(4,579)	(6,564)
Purchase of marketable security investments	(4,592)	(52,755)
Proceeds and maturities from marketable security investments	22,672	35,031
Investment in software	(7,947)	(3,476)
Cost of acquisitions, net of cash acquired	(116,698)	(12,049)
(Increase) decrease in other	(29)	119
Net cash used by investing activities	(111,173)	(39,694)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	—
Payment on term loans	(20,000)	—
Proceeds from issuance of convertible senior notes	—	600,000
Payment of debt issuance costs	—	(6,020)
Proceeds from exercise of stock options	8,045	18,102
Contributions from employee stock purchase plan	3,678	3,038
Net cash (used) provided by financing activities	(8,277)	615,120

Net (decrease) increase in cash and cash equivalents	(65,909)	647,129
Cash and cash equivalents at beginning of period	309,171	603,623

Cash and cash equivalents at end of period	$243,262	$1,250,752